UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2018 (November 9, 2018)

I-AM CAPITAL ACQUISITION COMPANY

 (Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 11th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 878-3684

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 9, 2018, I-AM Capital Acquisition Company (the “Company”), held a special meeting in lieu of an annual meeting of stockholders (the “Special Meeting”) at which the Company’s stockholders considered and voted on proposals: (i) to approve the subscription agreement, dated May 3, 2018, by and between the Company and Smaaash Entertainment Private Limited, a company incorporated in the Republic of India (“Smaaash”) and the other parties thereto, as amended (the “Subscription Agreement”), the master license and distribution agreement, by and between I-AM Capital and Smaaash, the master franchise agreement, by and between I-AM Capital and Smaaash, the Shareholders’ Agreement by and among the Company, Smaaash and the other significant shareholders of Smaaash party thereto, and the transactions contemplated by such agreements) (the “Business Combination Proposal”); (ii) to approve an amendment and restatement of the Company’s second amended and restated certificate of incorporation, to (x) change the Company’s name from “I-AM Capital Acquisition Company” to “Smaaash Entertainment Inc.” and (y) change certain provisions related to the Company’s transition from a blank check company to an operating company (the “Certificate Amendment Proposal”); (iii) to approve the re-election of the four (4) current directors named in the Company’s proxy statement and the election of a new director nominee (the “Director Election Proposal”); (iv) to approve the adoption of the I-AM Capital 2018 Equity Incentive Plan (the “Incentive Plan Proposal”); (v) to approve the ratification of the appointment of Prager Metis CPAs, LLC as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2019 (the “Auditor Ratification Proposal”); and (vi) to approve adjournment of the Special Meeting to a later date or dates, if necessary or desirable, to permit further solicitation and vote of proxies, in the event that there are not sufficient votes to approve one or more proposals presented at the Special Meeting or that one or more closing conditions under the Subscription Agreement will not be satisfied (the “Adjournment Proposal”). Stockholders of record of the Company’s common stock at the close of business on September 10, 2018 were entitled to notice of the Special Meeting and to vote at the Special Meeting. Each share of common stock of the Company is entitled to one vote. On November 9, 2018, there were 6,813,500 shares of common stock issued and outstanding. There were present, either in person or by proxy, holders of at least 5,143,214 shares of common stock of the Company entitled to vote at the Special Meeting.

Proposal No. 1- The Business Combination Proposal

The voting results on the approval of the Business Combination Proposal were as follows:

Votes For	Votes Against	Abstentions
4,916,714	226,500	0

Proposal No. 2 – The Certificate Amendment Proposal

The voting results on the approval of the Certificate Amendment Proposal were as follows:

Votes For	Votes Against	Abstentions
4,9167,14	226,500	0

Proposal No. 3 – The Director Election Proposal

The voting results on the re-election of the four (4) current directors named below and the election of a new director nominee in the classes set forth below were as follows:

01) Donald R. Caldwell (Class I)	FOR	4,573,597	WITHHOLD	569,617
02) Roman Franklin (Class I)	FOR	4,573,597	WITHHOLD	569,617
03) Frank Leavy (Class I)	FOR	4,573,597	WITHHOLD	569,617
04) Edward Leonard Jaroski (Class I)	FOR	4,573,597	WITHHOLD	569,617
05) Shripal Morakhia (Class II)	FOR	4,573,597	WITHHOLD	569,617

Proposal No. 4 - The Incentive Plan Proposal

The voting results on the approval of the adoption of the I-AM Capital 2018 Equity Incentive Plan were as follows:

Votes For	Votes Against	Abstentions
4,572,097	150,000	421,117

Proposal No. 5 - The Auditor Ratification Proposal

The voting results on the approval of the ratification of the appointment of Prager Metis CPAs, LLC as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2019, were as follows:

Votes For	Votes Against	Abstentions
4,573,597	150,000	419,617

Proposal No. 6 - The Adjournment Proposal

The Adjournment Proposal was withdrawn, as it was not necessary due to the approval by the Company’s stockholders of the Business Combination Proposal.

Item 7.01.	Regulation FD Disclosure.

On November 13, 2018, the Company issued a press release announcing the results of the Special Meeting, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press Release, dated November 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2018

I-AM CAPITAL ACQUISITION COMPANY

By:	/s/ F. Jacob Cherian
Name: F. Jacob Cherian
Title: Chief Executive Officer